UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 24, 2019
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway
San Rafael,	California	94903
(Address of principal executive offices)		(Zip Code)

(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On September 24, 2019, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) increased the number of authorized Board members by one to ten and appointed Dr. Ayanna Howard to the Board, effective September 24, 2019, to fill the newly created vacancy. Dr. Howard, age 47, has more than 25 years of experience in the areas of robotics, assistive technologies and artificial intelligence in academia, entrepreneurship as well as during her decade plus long career at NASA. Dr. Howard is the Linda J. and Mark C. Smith Professor and Chair of the School of Interactive Computing at the Georgia Institute of Technology (“Georgia Tech”). Dr. Howard has been a member of the faculty at Georgia Tech since July 2005, including appointments as the Motorola Foundation Professor from July 2012 to August 2015 and as Associate Professor from July 2005 to July 2012 in the School of Electrical and Computer Engineering. Dr. Howard also served in an administrative capacity at Georgia Tech as Associate Chair for Faculty Development in the School of Electrical and Computer Engineering from April 2016 to December 2017, as Chair of the Robotics Ph.D. program from August 2010 - August 2013, and as Associate Director of Research for the Institute for Robotics and Intelligent Machines from November 2013 to November 2015. In September 2013, she also founded Zyrobotics, LLC, an education technology startup, and serves as its Chief Technology Officer. From June 2016 to July 2016, Dr. Howard was a Visiting Researcher at Microsoft Corporation. From June 1993 to June 2005, Dr. Howard was at NASA’s Jet Propulsion Laboratory, California Institute of Technology, where she served as Senior Robotics Researcher and Deputy Manager in the Office of the Chief Scientist. Dr. Howard’s published research, currently numbering over 250 peer-reviewed publications, has been widely disseminated in international journals and conference proceedings.
Dr. Howard holds a Bachelor of Science degree in Computer Engineering from Brown University, a Master of Science and a Ph.D. in Electrical Engineering from the University of Southern California, and an M.B.A. from the Drucker Graduate School of Management at Claremont Graduate University. She also serves on the board of directors of the Partnership on AI and on the boards of directors and advisory boards of a number of other organizations concerned with robotics, human-computer interaction and artificial intelligence.
Dr. Howard will participate in the non-employee director compensation arrangements described in the Company's 2019 annual proxy statement filed with the Securities and Exchange Commission on May 1, 2019. Under the terms of those arrangements, she will receive, among other things, annual compensation of $75,000 and a prorated initial restricted stock unit grant to acquire the equivalent of $183,562 of the Company's common stock, which vests on the date of the Company’s next annual meeting of stockholders, under the Company's 2012 Outside Directors' Stock Plan. There are no arrangements or understandings between Dr. Howard and any other persons pursuant to which Dr. Howard was named a director of the Company. Dr. Howard does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. In addition, Dr. Howard will execute the Company's standard form of indemnification agreement. Dr. Howard has not entered into any other material plan, contract, arrangement or amendment in connection with her appointment to the Board.
Dr. Howard is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On September 25, 2019, the Company issued a press release regarding the appointment of Dr. Howard to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description

99.1	Press release, dated as of September 25, 2019, entitled “Autodesk Appoints Dr. Ayanna Howard to Board of Directors.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo SVP, Corporate Affairs, Chief Legal Officer & Secretary
Date: September 25, 2019

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press release, dated as of September 25, 2019, entitled “Autodesk Appoints Dr. Ayanna Howard to Board of Directors.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)